Exhibit 10.14

                      DIRECTOR SUPPLEMENTAL RETIREMENT PLAN

                                    AGREEMENT

         This Agreement, made and entered into this day of , 2001, by and between Park West Bank and Trust Company, a bank organized and existing under the laws of the Commonwealth of Massachusetts, hereinafter referred to as "the Bank", and , a director of the Bank, hereinafter referred to as "the Director".

         WHEREAS, the Director has been in the service of the Bank for several years and has now and for years past faithfully served the Bank. It is the consensus of the Board of Directors of the Bank (the Board) that the Director's services have been of exceptional merit, in excess of the compensation paid and an invaluable contribution to the profits and position of the Bank in its field of activity.

         ACCORDINGLY, it is the desire of the Bank and the Director to enter into this Agreement under which the Bank will agree to make certain payments to the Director upon the Director's retirement and, alternatively, to the Director's beneficiary(ies) in the event of the Director's death.

         FURTHERMORE, it is the intent of the parties hereto that this Agreement be considered an arrangement maintained primarily to provide supplemental retirement benefits for the Director, as a member of a select group of directors of the Bank for purposes of the Employee Retirement Security Act of 1974 (ERISA). The Director is fully advised of the Bank's financial status.

         THEREFORE, in consideration of the Director's services performed in the past and those to be performed in the future and based upon the mutual promises and covenants herein contained, the Bank and the Director, agree as follows:

1.   DEFINITIONS

         A.       Effective Date:
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                  The Effective Date of this Agreement shall be _______________,

                  ______________

         B.       Plan Year:
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                  Any reference to "Plan Year" shall mean a calendar year from January 1 to December 31. In the year of implementation, the term "Plan Year" shall mean the period from the effective date to December 31 of the year of the effective date.

         C.       Retirement:
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                  Retirement shall mean retirement from service with the Bank which becomes effective when the Director reaches the Director's seventy-second (72nd) birthday or such later date as the Director may actually retire.

         D.       Termination of Service:
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                  Termination of Service shall mean voluntary resignation of service by the Director or the Bank's termination of the Director's service without cause ("cause" defined in Subparagraph III (D) hereinafter), prior to the Normal Retirement Age (described in Subparagraph I (F) hereinafter).

         E.       Change of Control:
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                  For purposes of this Agreement, Change in Control shall mean and include the following with respect to the Bank or any successor thereto:

                           (1) The acquisition of "control" (within the meaning of Section 2(a)(2) of the Bank Holding Company Act of 1956, as amended, or of Section 602 of the Change in Bank Control Act of 1978) of Westbank Corporation by any person, company or other entity, or of the Bank by any person, company or entity other than Westbank Corporation;

                           (2) Any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) is or becomes the "beneficial owner" (as defined in Rule 13d-3 thereunder), directly or indirectly, of securities of Westbank Corporation representing 20% or more of the combined voting power of Westbank Corporation's then-outstanding securities;

                           (3) Any such person becomes the beneficial owner, directly or indirectly, of securities of Westbank Corporation representing less than 20% of Westbank Corporation's then-outstanding securities, but is determined by a court or regulatory agency with jurisdiction over the matter to possess or to have exercised control over Westbank Corporation; or

                           (4) During any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of Westbank Corporation cease for any reason to constitute at least a majority thereof unless the election or the nomination for election by Westbank Corporation's stockholders of each new director was approved by a vote of at least three-fourths of the directors of Westbank Corporation then still in office who were directors at the beginning of the period.

                           (5) Any event which would be described in Subparagraph I (E)(1), (2), (3), or (4) if the term "Bank" were substituted for the term "Westbank Corporation" herein.

         F.       Normal Retirement Age:
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                  Normal Retirement Age shall mean the date on which the Director attains age seventy-two (72).

         G.       Benefit Accounting:
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                  The Bank shall account for the benefit provided herein using the regulatory accounting principles of the Bank's primary federal regulator. The Bank shall establish an accrued liability retirement account for the Director into which appropriate reserves shall be accrued.

         H.       Single Life Annuitized Value:
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                  Single Life Annuitized Value means the annual benefit, payable in the form of a single life annuity, that is actuarially equivalent in value to a specified lump sum amount where actuarial equivalence is determined on the basis of the mortality table prescribed by the Internal Revenue Service for purposes of section 417(e)(3) of the Internal Revenue Code of 1986 at the time of the determination and an interest rate equal to the bond-equivalent yield on Treasury Securities with a Constant Maturity of 30 years, as published by the Board of Governors of the Federal Reserve System in its H-15 Release for the most recent calendar month to end at least ninety (90) days prior to the date of determination. If such mortality table and/or interest rate assumption are not available at the time of the determination, then the Bank shall in good faith select another mortality table that purports to reflect current mortality trends and/or another interest rate that purports to reflect prevailing market rates for fixed income securities with a term to maturity of thirty years that present little or no credit risk.

         I.       Final Compensation:
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                  Final Compensation means as of any date the Director's yearly fees actually paid during the period of twelve (12) consecutive calendar months in which the Director's yearly fees were at the highest annual amount achieved during or prior to such date.

         J.       Social Security Benefit:
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                  Social Security Benefit means the Director's primary old-age insurance benefit payable to the Director beginning at the age at which such benefit may be paid without reduction for early payment or increase for late payment. If it shall be necessary to determine the Director's Social Security Benefit before the Director has attained the age at which such benefit may be paid without reduction, the Director's Social Security Benefit shall be deemed to be equal to the highest primary old-age insurance benefit payable to any person who reaches the age at which such benefit may be paid on an unreduced basis in the year in which the determination is being made.

II.      EMPLOYMENT

         The Bank agrees to use the services of the Director in such capacity as the Bank may from time to time determine. The Director will continue in the service of the Bank in such capacity and with such duties and responsibilities as may be assigned to him, and with such compensation as may be determined from time to time by the Board of Directors of the Bank.

         No provision of this Agreement shall be deemed to restrict or limit any existing agreement by and between the Bank and the Director, nor shall any conditions herein create specific rights to the Director nor limit the right of the Bank to terminate the service of the Director with or without cause. In a similar fashion, no provision shall limit the Director's rights to voluntarily discontinue his service to the Bank at any time.

III.     BENEFITS

         A.       Retirement Benefits:
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                  Should the Director continue to provide services to the Bank until "Normal Retirement Age" defined in Subparagraph I (F), the Director shall be entitled to receive the benefits set forth in this Subparagraph III (A).

                  An annual benefit equal to 75% of Final Compensation at said Termination of Service. The payment of this annual benefit shall commence within thirty (30) days of the Director's Termination of Service.

         B.       Termination of Service:
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                  Subject to Subparagraph III (D), should the Director suffer a Termination of Service [Subparagraph I (D)], the Director shall be entitled to receive the benefits set forth in this Subparagraph III (B).

                  A benefit equal to the amount of the accrued liability retirement account maintained pursuant to Subparagraph I(G) at said Termination of Service to be paid within thirty (30) days of the Termination of Service.

         C.       Death:
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                  Upon the death of the Director, the Director shall be entitled to receive the benefits set forth in this Subparagraph III(C).

                  A benefit equal to the amount of the accrued liability retirement account maintained pursuant to Subparagraph I(G) existing on the date of the Director's death to be paid within thirty (30) days of the date of the Director's death.

         D.       Discharge for Cause:
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                  Should the Director's service be terminated for cause at any time, all benefits under this Agreement shall be forfeited. The term "for cause" shall mean the conviction of a felony that results in any adverse effect on the Bank. If a dispute arises as to discharge "for cause", such dispute shall be resolved by arbitration as set forth in this Agreement.

         E.       Death Benefit:
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                  Except as set forth above, there is no death benefit provided under this Agreement.

IV.      RESTRICTIONS UPON FUNDING

         The Bank shall have no obligation to set aside, earmark or entrust any fund or money with which to pay its obligations under this Agreement. The Director, the Director's beneficiary(ies) or any successor in interest to the Director shall have the status of a general unsecured creditor of the Bank in the same manner as any other unsecured creditor having a general claim against the Bank. This Agreement constitutes a mere promise by the Bank to make benefit payments in the future as described in this Agreement.

         The Bank reserves the absolute right, at its sole discretion, to either fund the obligations undertaken by this Agreement or to refrain from funding the same and to determine the exact nature and method of such funding. Should the Bank elect to fund this Agreement, in whole or in part, through the purchase of life insurance, mutual funds, disability policies or annuities, the Bank reserves the absolute right, in its sole discretion, to terminate such funding at any time, in whole or in part unless the Bank and the Director agree otherwise in a separate written instrument. At no time shall the Director be deemed to have any lien or right, title or interest in or to any specific funding investment or to any assets of the Bank.

         It is the intention of the parties to this Agreement that the arrangements under this Agreement be unfunded for tax purposes and for purposes of Title I of ERISA.

V.       CHANGE OF CONTROL

Upon the Director's Termination of Service after a Change of Control (as defined in Subparagraph I (E) herein), the Director shall be entitled to receive one hundred percent (100%) of the benefits set forth in Subparagraph III (B) of this Agreement to be paid, at the option of the Director, said option to be exercised at least one (1) year prior to said Change of Control, either: (i) in a lump sum paid within thirty (30) days following the Director's Termination of Service [Subparagraph I (D)] subsequent to said Change of Control or (ii) in monthly installments beginning within thirty (30) days following the Director's Termination of Service. If no election is made the benefit will be payable pursuant to clause (i) of the previous sentence. The Director will also remain eligible for all promised death benefits in this Agreement. A Director who continues service with the Bank, or any successor thereto, after a Change of Control will continue to accrue benefits pursuant to this Agreement until his Termination of Service or Retirement from the Bank or any successor thereto. Upon a Change of Control this Agreement shall be irrevocable during the lifetime of the Director and shall be binding upon the Bank and any successor thereto. This Agreement may only be modified by the mutual written assent of the Director and the Bank or any successor thereto.

VI.      MISCELLANEOUS

         A.       Alienability and Assignment Prohibition:
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                  Neither the Director, his/her surviving spouse nor any other beneficiary under this Agreement shall have any power or right to transfer, assign, anticipate, hypothecate, mortgage, commute, modify or otherwise encumber in advance any of the benefits payable hereunder nor shall any of said benefits be subject to seizure for the payment of any debts, judgments, alimony or separate maintenance owed by the Director or the Director's beneficiary(ies), nor be transferable by operation of law in the event of bankruptcy, insolvency or otherwise. In the event the Director or any beneficiary attempts assignment, commutation, hypothecation, transfer or disposal of the benefits hereunder, the Bank's liabilities shall forthwith cease and terminate.

         B.       Binding Obligation of Bank and Any Successor in Interest:
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                  This Agreement shall be binding upon the parties hereto, their successors, beneficiary(ies), heirs and personal representatives.

         C.       Revocation:
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                  It is agreed by and between the parties hereto that, during the lifetime of the Director, this Agreement may be amended or revoked at any time or times, in whole or in part, by the mutual written assent of the Director and the Bank.

         D.       Gender:
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                  Whenever in this Agreement words are used in the masculine or neuter gender, they shall be read and construed as in the masculine, feminine or neuter gender, whenever they should so apply.

         E.       Effect on Other Bank Benefit Plans:
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                  Nothing contained in this Agreement shall affect the right of the Director to participate in or be covered by any qualified or non-qualified pension, profit-sharing, group, bonus or other supplemental compensation or fringe benefit plan constituting a part of the Bank's existing or future compensation structure. If, after the date of this Agreement, the Bank adopts or implements any tax-qualified or non-qualified defined contribution or defined benefit plan that provides retirement benefits for the Director in addition to or in substitution for the plans in effect on the date of this Agreement, the benefits provided by such new plan or plans shall be applied to offset the benefits payable under this Agreement in such manner as the Bank shall determine to be comparable to the offsets provided for plans in effect on the date hereof unless the Bank and the Director expressly agree otherwise in writing.

         F.       Headings:
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                  Headings and subheadings in this Agreement are inserted for reference and convenience only and shall not be deemed a part of this Agreement.

         G.       Applicable Law:
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                  The validity and interpretation of this Agreement shall be governed by the internal laws of the Commonwealth of Massachusetts applicable to contracts to be performed wholly within the Commonwealth of Massachusetts among parties all of whom are citizens and residents of the Commonwealth of Massachusetts.

         H.       Fringe Benefits:
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                  The benefits provided by this Agreement are granted by the Bank as a fringe benefit to the Director and are not part of any compensation reduction plan or an arrangement deferring any compensation increase, and shall in no event be construed to effect nor limit the Director's current or prospective compensation increases, cash bonuses, or profit-sharing distribution or credits. The Director has no option to take any current payment or bonus in lieu of these benefits except as may be set forth hereinafter.

VII.     ERISA PROVISION

         A.       Named Fiduciary and Plan Administrator:
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                  The "Named Fiduciary and Plan Administrator" of this Director Plan shall be Park West Bank and Trust Company until its resignation or removal by the Board. As Named Fiduciary and Plan Administrator, the Bank shall be responsible for the management, control and administration of the Director Plan. The Named Fiduciary may delegate to others certain aspects of the management and operation responsibilities of the Director Plan including the employment of advisors and the delegation of ministerial duties to qualified individuals.

         B.       Claims Procedure and Arbitration:
                  --------------------------------

                  In the event a dispute arises over benefits under this Agreement and benefits are not paid to the Director (or to his beneficiary in the case of the Director's death) and such claimants feel they are entitled to receive such benefits, then a written claim must be made to the Plan Administrator named above within ninety (90) days from the date payments are refused. The Plan Administrator shall review the written claim and if the claim is denied, in whole or in part, they shall provide in writing within ninety (90) days of receipt of such claim their specific reasons for such denial, reference to the provisions of this Agreement upon which the denial is based and any additional material or information necessary to perfect the claim. Such written notice shall further indicate the additional steps to be taken by claimants if a further review of the claim denial is desired. A claim shall be deemed denied if the Plan Administrator fails to take any action within the aforesaid ninety-day period.

                  If claimants desire a second review they shall notify the Plan Administrator in writing within ninety (90) days of the first claim denial. Claimants may review this Agreement or any documents relating thereto and submit any written issues and comments they may feel appropriate. In its sole discretion, the Plan Administrator shall then review the second claim and provide a written decision within ninety (90) days of receipt of such claim. This decision shall likewise state the specific reasons for the decision and shall include reference to specific provisions of this Agreement upon which the decision is based.

                  If claimants continue to dispute the benefit denial based upon completed performance of this Agreement or the meaning and effect of the terms and conditions thereof, then claimants may submit the dispute to a Board of Arbitration for final arbitration. Said Board shall consist of one member selected by the claimant, one member selected by the Bank, and the third member selected by the first two members. The Board shall operate under any generally recognized set of arbitration rules. The parties hereto agree that they and their heirs, personal representatives, successors and assigns shall be bound by the decision of such Board with respect to any controversy properly submitted to it for determination.

                  Where a dispute arises as to the Bank's termination of the Director's service "for cause", such dispute shall likewise be submitted to arbitration as above described and the parties hereto agree to be bound by the decision thereunder.

         IN WITNESS WHEREOF, the parties hereto acknowledge that each has carefully read this Agreement and executed the original thereof on the first day set forth hereinabove and that, upon execution, each has received a conforming copy.

                                                    PARK WEST BANK AND
                                                    TRUST COMPANY

                                                    West Springfield, MA

                                                    By:
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Witness                                                 (Title)



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Witness                                             Director